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                                  IPALCO ENTERPRISES, INC.

                      Exhibit 11.1 - Computation of Per Share Earnings


                            For the Quarter Ended June 30, 1995


QUARTER ENDED JUNE 30, 1995:                                                           Fully
                                                                Primary               Diluted
                                                               ----------           ----------
Weighted Average Number of Shares
        Average Common Shares Outstanding at 6/30/95           37,818,838           37,818,838
        Anti-Dilutive Effect for Stock Options at 6/30/95         (42,162)             (42,162)
                                                               ----------           ----------
        Weighted Average Shares at 6/30/95                     37,776,676           37,776,676
                                                               ==========           ==========

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                         (Dollars in thousands)
       Net Income                                                 $17,884              $17,884
                                                               ==========           ==========

Earnings Per Average Common Share                                   $0.47 (a)            $0.47 (a)
                                                               ==========           ==========



                            For the Six Months Ended June 30, 1995


SIX MONTHS ENDED JUNE 30, 1995:                                                        Fully
                                                                Primary               Diluted
                                                               ----------           ----------
Weighted Average Number of Shares
        Average Common Shares Outstanding at 6/30/95           37,816,504           37,816,504
        Anti-Dilutive Effect for Stock Options at 6/30/95         (43,310)             (43,310)
                                                               ----------           ----------
        Weighted Average Shares at 6/30/95                     37,773,194           37,773,194
                                                               ==========           ==========

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                         (Dollars in thousands)
       Net Income                                                 $43,787              $43,787
                                                               ==========           ==========

Earnings Per Average Common Share                                   $1.16 (a)            $1.16 (a)
                                                               ==========           ==========




Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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